As filed with the Securities and Exchange Commission on July 1, 2015

Registration No. 333-204165

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-2592361 (IRS Employer Identification Number)

175 Water Street

New York, New York 10038

(212) 770-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey A. Welikson, Esq.

Vice President, Corporate Secretary and Deputy General Counsel

American International Group, Inc.

175 Water Street

New York, New York 10038

(212) 770-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Robert W. Reeder III, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Immediately or from time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee (4)
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debentures
Common Stock, par value $2.50 per share, and associated Rights (5)
Preferred Stock, par value $5.00 per share
Depositary Shares (6)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. This registration statement also covers 74,833,151 shares (the “warrant shares”) of common stock, par value $2.50 per share, issuable upon exercise of warrants issued by American International Group, Inc. (“AIG”) on January 19, 2011 as a dividend to holders of its common stock. The warrant shares were previously registered on January 20, 2011 pursuant to AIG’s Registration Statement on Form S-3 (No. 333-160645) and have not yet been issued and sold.
(2)	This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by subsidiaries of AIG.
(3)	This registration statement also includes such indeterminate amounts of senior debt securities, subordinated debt securities, junior subordinated debentures, preferred stock, depositary shares and common stock as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance; such indeterminate amounts of senior debt securities, subordinated debt securities, junior subordinated debentures, preferred stock and common stock as may be issued in units; and such indeterminate amount of preferred stock as may be represented by depositary shares.
(4)	AIG is relying on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, in connection with this registration statement, and in accordance therewith, is deferring payment of all of the registration fee, except for a filing fee of $391,302.55 with respect to the warrant shares (based on an exercise price of $45 per share resulting in an aggregate offering price of $3,367,491,795) that was paid on January 20, 2011 and is being carried forward to this Post-Effective Amendment No. 1.
(5)	Each share of common stock, par value $2.50 per share, has associated with it one share purchase right as described under “Description of Common Stock — The Tax Asset Protection Plan” in the prospectus dated May 14, 2015 included in the Registration Statement (No. 333-204165). There is no additional filing fee with respect to the share purchase rights, because no separate consideration for the share purchase rights will be received.
(6)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-204165) (the “Registration Statement”) of American International Group, Inc. (“AIG”) is being filed to (i) identify on the cover page of the Registration Statement the 74,833,151 shares (the “warrant shares”) of AIG’s common stock, par value $2.50 per share, issuable upon the exercise of warrants issued by AIG on January 19, 2011 as a dividend to holders of AIG’s common stock; (ii) include the prospectus supplement relating to the warrant shares; and (iii) update the list of exhibits. No other changes or additions are being made hereby.

PROSPECTUS SUPPLEMENT

(To prospectus dated May 14, 2015)

American International Group, Inc.

74,833,151 Shares of Common Stock

This prospectus supplement is to be used by American International Group, Inc. (“AIG”) in connection with the delivery of up to 74,833,151 shares of AIG’s common stock, par value $2.50 per share (the “Common Stock”), upon the exercise of warrants that were issued by AIG on January 19, 2011 as a dividend to holders of the Common Stock and were outstanding as of June 26, 2015 (each, a “Warrant” and, collectively, the “Warrants”). This prospectus supplement relates to the shares of Common Stock to be issued by AIG upon exercise of the Warrants from time to time.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AIG.” On June 30, 2015, the last reported sale price of our Common Stock on the NYSE was $61.82 per share.

The Warrants may be exercised at any time in accordance with their terms until January 19, 2021, which is ten years after the date of the original issuance. Each Warrant entitles the holder to purchase from us one share of our Common Stock at an initial exercise price of $45.00 per share. The Warrants have been issued by AIG pursuant to a warrant agreement between AIG and Wells Fargo Bank, N.A., as Warrant Agent. The Warrants are listed on the NYSE under the symbol “AIG WS”.

Investing in our Common Stock involves risks. Before investing in our Common Stock you should consider carefully the risk factors set forth in “Risk Factors” beginning on page S-2 of this prospectus supplement and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

AIG will receive proceeds from the exercise of the Warrants. See “Use of Proceeds” in this prospectus supplement.

Prospectus Supplement dated July 1, 2015

AIG is responsible only for the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. AIG has not authorized anyone to provide you with any other information, and AIG takes no responsibility for any other information that others may give you. AIG is offering to sell the securities only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any sale of the securities.

Prospectus Supplement

About This Prospectus Supplement	S-ii

Summary of the Offering	S-1

Risk Factors	S-2

Description of the Warrants	S-4

Use of Proceeds	S-10

Experts	S-10

Prospectus

Risk Factors	ii

Cautionary Statement Regarding Projections and Other Information About Future Events	ii

Where You Can Find More Information	iv

About American International Group, Inc.	1

Use of Proceeds	1

Description of Debt Securities AIG May Offer	2

Description of Common Stock	11

Description of Preferred Stock and Depositary Shares AIG May Offer	15

Considerations Relating to Non-U.S. Dollar Debt Securities	17

Legal Ownership and Book-Entry Issuance	20

Material United States Taxation Considerations	26

Employee Retirement Income Security Act	46

Plan of Distribution	48

Validity of the Securities	48

Experts	48

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the Warrants and the Common Stock issuable upon exercise. The second part is the accompanying prospectus, which describes more general information regarding AIG’s securities, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference therein as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and its consolidated subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference herein or therein is accurate only as of the date of the document containing such information.

S-ii

Summary of the Offering

The following summary contains basic information about the Common Stock issuable upon exercise of the Warrants and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the Common Stock and the Warrants, please refer to the section entitled “Description of the Warrants” in this prospectus supplement and the section entitled “Description of Common Stock” in the accompanying prospectus.

Issuer	American International Group, Inc.

Common Stock to be issued, assuming full exercise of all Warrants	74,833,151 shares of Common Stock

Net proceeds, assuming full exercise of all Warrants	Approximately $3.367 billion (initial exercise price of $45.00 per share).

NYSE Listing for our Common Stock	“AIG”

NYSE Listing for our Warrants	“AIG WS”

Aggregate number of Warrants (outstanding as of June 26, 2015)	74,833,151

Exercisability	Each Warrant is exercisable for one share of Common Stock, subject to adjustment.

Exercise Price	$45.00 per share, subject to adjustment. The Warrants require the payment of cash consideration.

Exercise Period	The Warrants are generally exercisable at any time until 5:00 p.m., New York time, on January 19, 2021 (or, if that date is not a business day, the next business day), subject to the terms and conditions set forth in the Warrant Agreement. In particular, the Warrants will be exercisable only if a registration statement relating to the Common Stock issuable upon exercise is effective and current.

RISK FACTORS

An investment in our Common Stock involves certain risks. You should carefully consider the following risk factors, together with all of the other information included in or incorporated into this prospectus supplement and the accompanying prospectus. You should also consider carefully each of the risk factors included in our most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Our holding company structure and certain regulatory and other constraints could affect our ability to pay our obligations.

American International Group, Inc., the issuer of the Common Stock, is a holding company and conducts substantially all of its operations through subsidiaries. It depends on dividends, distributions and other payments from its subsidiaries to fund dividends and to make payments due on its obligations, including its outstanding debt. Further, the majority of our investments are held by our regulated subsidiaries. Our subsidiaries may be limited in their ability to make dividend payments or advance funds to American International Group, Inc., the issuer of the Common Stock, in the future because of the need to support their own capital levels or because of regulatory limits. The inability of our subsidiaries to make payments, dividends or distributions in an amount sufficient to enable AIG to meet its cash requirements could have an adverse effect on our operations, our ability to pay dividends or our ability to meet our debt service obligations.

The price of our Common Stock has fluctuated and may continue to fluctuate significantly, which may make it difficult for you to resell shares of our Common Stock owned by you at times or at prices you find attractive.

The price of our Common Stock on the NYSE constantly changes. We expect that the market price of our Common Stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	sales by us or large shareholders of our Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our Common Stock, or the perception that such sales could occur;

•	periodic variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	actions by credit rating agencies;

•	factors as noted or referenced in this prospectus supplement under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” and under comparable headings in the documents incorporated by reference in the accompanying prospectus; and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

We may be unable to pay dividends or repurchase shares of our Common Stock in the future.

Our regulatory status may affect our ability to pay dividends or repurchase shares of our Common Stock in the future. Due to the determination of the Financial Stability Oversight Council that we should be regulated by the Board of Governors of the Federal Reserve System (“FRB”) as a nonbank systemically important financial institution (“nonbank SIFI”) pursuant to Section 113 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we have been since July 2013 subject to the FRB’s examination, supervision and enforcement authority, and certain reporting requirements as a nonbank SIFI. We cannot predict how the FRB’s continuing exercise of its general supervisory authority over us as a nonbank SIFI will develop, although the FRB could, as a prudential matter, for example, limit our ability to pay dividends, repurchase shares of our Common Stock or acquire or enter into other businesses. Payment of future dividends to our shareholders and repurchases of our Common Stock will depend in part on the regulatory framework that we are currently subject to and that will ultimately be applicable to us, including as a nonbank SIFI and a global systemically important insurer.

Even if regulatory approval of a payment of dividends or a repurchase of shares of our Common Stock is received, the payment of any dividend or repurchase of any shares of Common Stock will be subject to the approval of our board of directors, in its sole discretion. In considering whether to pay a dividend or purchase shares of our Common Stock, our board of directors considers such matters as the performance of our businesses, our consolidated financial condition, results of operations and liquidity, available capital, the existence of investment opportunities, contractual, legal and regulatory restrictions on the payment of dividends by our subsidiaries, rating agency considerations, including the potential effect on our debt ratings, and such other factors as our board of directors may deem relevant.

Our Common Stock is an equity security and is subordinate to our existing and future indebtedness and our preferred stock.

Shares of our Common Stock are equity interests in us and do not constitute indebtedness. This means that shares of our Common Stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, the holders of our Common Stock are subject to the prior dividend and liquidation rights of holders of our preferred stock or the depositary shares representing such preferred stock then outstanding. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our Common Stock.

The tax asset protection provisions in our amended and restated certificate of incorporation (the “Protective Amendment”) and our Tax Asset Protection Plan (the “Plan”) could have an anti-takeover effect.

Although the reason our board of directors approved the Protective Amendment (which is included in our current amended and restated certificate of incorporation) and adopted the Plan is to protect the long-term value of certain tax attributes that may reduce future income taxes, the Protective Amendment could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.99 percent or more of our Common Stock. Similarly, while the Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an acquiring person may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Protective Amendment and the Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. See “Description of Common Stock — Protective Amendment” and “Description of Common Stock — The Tax Asset Protection Plan” in the accompanying prospectus for a more detailed discussion about the Protective Amendment and the Plan.

DESCRIPTION OF THE WARRANTS

Unless otherwise mentioned or unless the context requires otherwise, all references in this section to “AIG,” “we,” “us,” “our” or similar references mean American International Group, Inc. and not its subsidiaries.

On January 19, 2011, AIG issued Warrants as a dividend to holders of record of Common Stock as of the record date, January 13, 2011. As of June 26, 2015, 74,833,151 Warrants were outstanding.

The Warrants were issued by AIG pursuant to the Warrant Agreement, dated January 6, 2011 between AIG and Wells Fargo Bank, N.A., as Warrant Agent (the “Warrant Agreement”). The following description of the Warrants is a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement, which was filed as an exhibit to AIG’s Current Report on Form 8-K, filed on January 7, 2011. The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the issuance of a dividend in the form of warrants is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The Warrants are listed on the NYSE under the symbol “AIG WS”.

Each Warrant represents the right to purchase from AIG one share of Common Stock at an initial exercise price of $45.00 per share, payable in U.S. dollars (subject to adjustment as described under “Anti-dilution Adjustments” below). The Warrants will expire on January 19, 2021 (or, if that date is not a Business Day (as defined below), the next Business Day). AIG issued the Warrants in uncertificated, direct registration form. Holders of Warrants are not entitled to receive physical certificates. Registration of ownership will be maintained by the Warrant Agent. AIG will at all times reserve the aggregate number of shares of Common Stock for which the Warrants may be exercised. The Warrants are not redeemable by AIG.

All or any part of the Warrants may be exercised prior to 5:00 p.m., New York time, on any Business Day (each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York) through the expiration date by delivering a completed form of election to purchase Common Stock and payment of the then-current exercise price to the Warrant Agent. Any such delivery that occurs on a day that is not a Business Day or is received after 5:00 p.m. New York time on any given Business Day shall be deemed received and exercised on the next succeeding Business Day. Upon such delivery, AIG shall issue such whole number of shares of Common Stock as the holder is entitled to receive, together with cash in respect of any fractional share of Common Stock otherwise issuable in connection with the exercise. The shares of Common Stock issuable upon exercise will be issued by Wells Fargo Bank, N.A., AIG’s transfer agent, through AIG’s direct registration system for the account of the exercising Warrant holder.

The Warrant Agreement may be amended without the consent of any holder of the Warrants for the purpose of curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision, or to add or change any other provisions as AIG and the Warrant Agent may deem necessary or advisable. The consent of a majority in interest of the then-outstanding Warrants is required for any amendment that materially and adversely affects the interests of the holders of the then-outstanding Warrants. The consent of each holder of a then-outstanding Warrant is required for certain amendments, including any amendment that would change the exercise price (other than pursuant to adjustment as described below), decrease the number of shares issuable upon exercise (other than pursuant to adjustment as described below) or shorten the time period during which the Warrants are exercisable.

A holder of unexercised Warrants, in his or her capacity as such, is not entitled to any rights of a holder of Common Stock, including, without limitation, the right to vote or to receive dividends or other distributions.

AIG has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement, filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Common Stock to the holders upon exercise of the Warrants to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the expiration date. AIG may suspend the availability of the registration statement relating to the Warrants from time to time for a maximum of 90 days in a given 365-day period, if the board of directors of AIG determines that such a suspension would be necessary to comply with applicable laws and AIG provides notice to the holders of the Warrants. If the registration is so suspended in the 45 days prior to the expiration date of the Warrants, the expiration date of the Warrants will be delayed a number of days equal to the number of days during such 45-day period that the registration statement was suspended.

The Warrants will be exercisable only if there is an effective shelf registration statement, filed pursuant to Rule 415 (or any successor provision) under the Securities Act, registering the issuance of Common Stock upon exercise, and only if the shares of Common Stock issuable upon exercise are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the exercising Warrant holder resides.

All expenses related to the registration and approval of the Common Stock issuable upon exercise of the Warrants will be borne by AIG.

Anti-dilution Adjustments

The exercise price is subject to adjustment, without duplication, if certain events occur:

1.	If AIG issues Common Stock as a dividend or distribution to all holders of Common Stock, or subdivides or combines Common Stock, then the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 / OS1)

where,

EP0	=	the exercise price in effect at the close of business on the record date

EP1	=	the exercise price in effect immediately after the record date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date prior to giving effect to such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

2.	If AIG issues to all holders of Common Stock certain rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock at less than the Current Market Price (as defined below) of the Common Stock as of the record date, then the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 + Y) / (OS0 + X)

where,

EP0	=	the exercise price in effect at the close of business on the record date

EP1	=	the exercise price in effect immediately after the record date

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date prior to giving effect to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y	=	the aggregate price payable to exercise such rights divided by the average of the VWAP (as defined below) per share of the Common Stock over each of the 10 consecutive trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights, options or warrants

However, the exercise price will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration.

“Current Market Price” means, in respect of a share of Common Stock on any day of determination, the average of the VWAP per share of Common Stock over each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“VWAP” per share of the Common Stock on any trading day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) page AIG US AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant trading day; or, if such volume weighted average price is unavailable, VWAP means the market value per share of Common Stock on such trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by AIG.

3.	If AIG makes a dividend or other distribution to all holders of Common Stock of shares of AIG’s capital stock (other than Common Stock), rights to acquire AIG’s capital stock or evidences of AIG’s indebtedness or assets (excluding any dividend, distribution or issuance covered by paragraph (1) or (2) above or (4) or (5) below), then the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (SP0 - FMV) / SP0

where,

EP0	=	the exercise price in effect at the close of business on the record date

EP1	=	the exercise price in effect immediately after the record date

SP0	=	the Current Market Price as of the record date

FMV	=	the Fair Market Value (as defined below), on the record date, of the shares of capital stock of AIG, rights to acquire capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

“Fair Market Value” of any property or assets means the fair market value of such property or assets as determined in good faith by AIG’s board of directors (which good faith determination shall be conclusive and binding).

However, if the transaction that gives rise to an adjustment pursuant to this paragraph (3) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange, then the exercise price will instead be adjusted based on the following formula:

EP1 = EP0 x MP0 / (FMV0 + MP0)

where,

EP0	=	the exercise price in effect at the close of business on the record date

EP1	=	the exercise price in effect immediately after the record date

FMV0	=	the average of the VWAP (as defined below) of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to Common Stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the Common Stock

MP0	=	the average of the VWAP per share of the Common Stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to Common Stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the Common Stock

“VWAP” per share of such capital stock or similar equity interests on any trading day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant trading day or, if such volume weighted average price is unavailable, VWAP means the market value per share of such capital stock or similar equity interests on such trading day as determined by a nationally recognized independent investment banking firm retained for this purpose by AIG.

4.	If AIG makes a cash distribution to all holders of Common Stock, excluding (a) any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $0.675 per share of Common Stock in the aggregate in any twelve-month period (the “Dividend Threshold Amount”) , (b) any cash that is distributed as part of a distribution referred to in paragraph (3) above, and (c) any consideration payable in connection with a tender offer referred to in paragraph (5) below, then the exercise price will be adjusted based on the following formula:

SR1 = SR0 x (SP0 - C) / SP0

where,

SR0	=	the exercise price in effect at the close of business on the record date

SR1	=	the exercise price in effect immediately after the record date

SP0	=	the Current Market Price as of the record date

C	=	the excess of the amount in cash per share of Common Stock that AIG distributes to holders over the Dividend Threshold Amount

The Dividend Threshold Amount is subject to adjustment on a proportional basis whenever the exercise price is adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the exercise price pursuant to this paragraph (4).

5.	If AIG or one or more of its wholly owned subsidiaries purchases Common Stock in a tender offer subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended (but not including any exchange offer pursuant to Section 3(a)(9) of the Securities Act), where (a) the number of shares purchased in such tender offer exceeds 30% of the number of shares of Common Stock outstanding on the last date on which tenders may be made pursuant to such tender offer (the “offer expiration date”) and (b) the cash and value of any other consideration included in the payment per share of Common Stock validly tendered exceeds the VWAP per share of Common Stock on the trading day next succeeding the offer expiration date, then the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 x (SP1 x OS0) / (FMV + (SP1 x OS1))

where,

EP0	=	the exercise price in effect at the close of business on the record date

EP1	=	the exercise price in effect immediately after the record date

FMV	=	the Fair Market Value, on the offer expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered and not withdrawn as of the offer expiration date (the “Purchased Shares”)

OS1	=	the number of shares of Common Stock outstanding at the last time tenders may be made pursuant to such tender offer (the “Expiration Time”) less any Purchased Shares

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares

SP1	=	the average of the VWAP per share of the Common Stock over each of the 10 consecutive trading days commencing with the trading day immediately after the Expiration Time

In addition, AIG may, but will not be required to, decrease the exercise price if the board of directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reason.

Upon any adjustment in the exercise price, each Warrant will evidence the right to purchase the number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable immediately prior to the adjustment by the exercise price in effect immediately prior to the adjustment and dividing that product by the exercise price in effect after the adjustment. All anti-dilution adjustment calculations will be made to the nearest hundredth of a cent or 1/1,000th of a share, as applicable. No adjustment will be required if the calculation results in a change to the exercise price of less than ten cents; however, any such amount will be carried forward and applied in any subsequent adjustment of the exercise price.

No adjustment will be made to the exercise price that would reduce the exercise price below the par value per share of Common Stock. In addition, the exercise price will not be adjusted in any of the following events:

•	upon the issuance of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock in public or private transactions at any price deemed appropriate by AIG in its sole discretion;

•	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on AIG’s securities and the investment of additional optional amounts in shares of Common Stock under any plan of that type;

•	upon the issuance of any shares of Common Stock or options or rights to purchase those shares or any other award that relates to or has a value derived from the value of Common Stock or other securities of AIG, in each case issued pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by AIG or any of its subsidiaries;

•	upon the issuance of any shares of Common Stock pursuant to any option, warrant or right or other security exercisable for, or exchangeable or convertible into, shares of Common Stock in public or private transactions at any price deemed appropriate by AIG in its sole discretion;

•	for a change in the par value or no par value of the Common Stock;

•	for accumulated and unpaid dividends; or

•	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or other security exercisable for, or exchangeable or convertible into, shares of Common Stock that was outstanding as of the date the Warrants were first issued.

In addition, an issuance of rights pursuant to a shareholder rights plan or tax asset protection plan (i.e., a poison pill) that has been adopted by AIG will not trigger an adjustment to the exercise price, nor will the distribution, exercise, redemption, termination or invalidation of any rights pursuant to a shareholder rights plan or tax asset protection plan. In the event that a shareholder rights plan or tax asset protection plan is in effect on the date of exercise, holders will receive upon exercise of the Warrants, in addition to the shares of Common Stock, the rights under the shareholder rights plan or under the tax asset protection plan, unless prior to exercise, the rights under the plan have separated from the shares of Common Stock, in which case the exercise price will be adjusted at the time of separation as if AIG had distributed, to all holders of Common Stock, the shares of Common Stock or other assets issuable upon exercise of the rights, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Written notice of adjustments will be provided to the holders of Warrants within thirty days after any adjustment.

In the event of certain capital reorganizations, consolidations or mergers of AIG, holders of Warrants that have not been exercised or otherwise expired, terminated or cancelled, will have the right to receive, upon exercise, the kind and amount of securities, cash and other property receivable by a holder of shares of Common Stock immediately prior to such reorganization, consolidation or merger.

USE OF PROCEEDS

In the event that all of the Warrants are exercised by the holders thereof at the initial exercise price, AIG would receive proceeds of approximately $3.367 billion. The Warrants might never be exercised and there is no guarantee that AIG will receive some or all of these proceeds. AIG expects that it will use the proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes.

EXPERTS

The financial statements, financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

American International Group, Inc.

74,833,151 Shares of Common Stock

July 1, 2015

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		1,500,000
Accounting fees and expenses		2,250,000
Printing fees		225,000
Miscellaneous		75,000

Total		$4,050,000

*	No fees are payable with respect to the filing of this Post-Effective Amendment No. 1.

Item 15. Indemnification of Directors and Officers

The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG’s by-laws contains a similar provision. The amended and restated certificate of incorporation of AIG also provides that a director will not be liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer, employee or agent of a company in the event of pending, threatened or completed civil, criminal, administrative or investigative proceedings (other than an action by or in the right of such company), if such person was, or was threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

AIG has entered into indemnification agreements with each of its directors to the same effect as Section 6.4 of AIG’s by-laws.

In addition, AIG and its subsidiaries maintain a directors’ and officers’ liability insurance policy.

Item 16. Exhibits

See Exhibits Index, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (“Act”) in accordance with the rules and regulations prescribed by the commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-204165) on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 1st day of July, 2015.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ DAVID L. HERZOG
	Name:	David L. Herzog
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Peter D. Hancock)	President, Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2015

/s/ DAVID L. HERZOG (David L. Herzog)	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2015

* (W. Don Cornwell)	Director	July 1, 2015

* (Peter R. Fisher)	Director	July 1, 2015

* (John H. Fitzpatrick)	Director	July 1, 2015

* (William G. Jurgensen)	Director	July 1, 2015

* (Christopher S. Lynch)	Director	July 1, 2015

* (George L. Miles, Jr.)	Director	July 1, 2015

* (Henry S. Miller)	Director	July 1, 2015

Signature	Title	Date

* (Robert S. Miller)	Director	July 1, 2015

* (Suzanne Nora Johnson)	Director	July 1, 2015

* (Ronald A. Rittenmeyer)	Director	July 1, 2015

* (Douglas M. Steenland)	Director	July 1, 2015

* (Theresa M. Stone)	Director	July 1, 2015

* By:	/s/ DAVID L. HERZOG
	Name:	David L. Herzog
	Title:	Attorney-in-Fact

EXHIBITS INDEX

Exhibit Number	Description	Location

1.1	Form of Underwriting Agreement of American International Group, Inc. for common stock	*

1.2	Form of Underwriting Agreement of American International Group, Inc. for preferred stock and depositary shares	*

1.3	Form of Underwriting Agreement of American International Group, Inc. for debt securities	*

1.4	Form of Distribution Agreement of American International Group, Inc. for medium-term notes	*

3(i)(a)	Amended and Restated Certificate of Incorporation of AIG	Incorporated by reference to Exhibit 3.1 to AIG’s Current Report on Form 8-K filed on May 12, 2014 (File No. 001-08787).

3(ii)(a)	AIG By-laws, amended July 9, 2014	Incorporated by reference to Exhibit 3.1 to AIG’s Current Report on Form 8-K filed on July 14, 2014 (File No. 001-08787).

4.1	Specimen of certificate representing AIG’s common stock, par value $2.50 per share	Incorporated by reference to Exhibit 4.1 to AIG’s Registration Statement on Form S-3 filed on June 29, 2012 (File No. 333-182469).

4.2	Indenture between AIG and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of October 12, 2006, as amended by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010, including the form of debt security in Article Two thereof.	Indenture and Fourth Supplemental Indenture incorporated by reference to Exhibit 4.1 to AIG’s Registration Statement on Form S-3, filed on June 22, 2007 (File No. 333-143992) and Eighth Supplemental Indenture, incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on December 6, 2010 (File No. 001-08787).

4.3	Subordinated Debt Indenture between AIG and The Bank of New York Mellon, as Trustee, dated as of August 23, 2012, including the form of subordinated debt security in Article Two thereof.	Incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on August 24, 2012 (File No. 333-08787).

4.4	Junior Subordinated Debt Indenture between AIG and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of March 13, 2007, including the form of junior subordinated debt security in Article Two thereof.	Junior Subordinated Debt Indenture incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on March 13, 2007 (File No. 001-08787).

4.5	Warrant Agreement, dated as of January 6, 2011, between AIG and Wells Fargo Bank, N.A., as Warrant Agent, including the form of warrants.	Incorporated by reference to Exhibit 10.1 to AIG’s Current Report on Form 8-K, filed on January 7, 2011 (File No. 001-08787).

4.6	Tax Asset Protection Plan, dated as of March 9, 2011, between AIG and Wells Fargo Bank, National Association, as Rights Agent.	Incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on March 9, 2011 (File No. 001-08787).

4.7	Amendment No. 1, dated as of January 8, 2014, to Tax Asset Protection Plan, between AIG and Wells Fargo Bank, National Association, as Rights Agent.	Incorporated by reference to Exhibit 4.1 to AIG’s Current Report on Form 8-K, filed on January 8, 2014 (File No. 001-08787).

5.1	Validity Opinion of Sullivan & Cromwell LLP	**

Exhibit Number	Description	Location

5.2	Validity Opinion of Sullivan & Cromwell LLP relating to the warrant shares.	Filed herewith.

8.1	Tax Opinion of Sullivan & Cromwell LLP	**

12	Statement regarding computation of ratios of earnings to fixed charges	Incorporated by reference to Exhibit 12 to AIG’s Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2015, filed on May 4, 2015 (File No. 001-08787).

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of Sullivan & Cromwell LLP	(Included in Exhibits 5.1, 5.2 and 8.1)

24	Powers of Attorney	**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, Trustee under the Indenture, dated as of October 12, 2006	**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, Trustee with respect to the Subordinated Indenture, dated as of August 23, 2012	**

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, Trustee under the Junior Subordinated Indenture, dated as of March 13, 2007	**

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Previously filed.